UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
Form 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 25, 2010
TRIDENT MICROSYSTEMS, INC.
(Exact name of registrant as specified in its charter)
0-20784
(Commission File Number)

Delaware	77-0156584
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)
3408 Garrett Drive
Santa Clara, California 95054-2803
(Address of principal executive offices, with zip code)
(408) 764-8808
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☑ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 5.03 Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year
Item 8.01 Other Events
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EX-3.6
EX-99.1

Item 1.01 Entry into a Material Definitive Agreement
On January 25, 2010, the stockholders of Trident Microsystems, Inc., a Delaware corporation (the “Company”), approved the adoption of the Trident Microsystems, Inc. 2010 Equity Incentive Plan (the “2010 Plan”) at the Company’s annual meeting of stockholders (the “Annual Meeting”). The Company’s Board of Directors adopted the 2010 Plan on November 18, 2009, subject to stockholder approval at the Annual Meeting.
The 2010 Plan replaces our 2006 Equity Incentive Plan (the “2006 Plan”), our 2002 Stock Option Plan (the“ 2002 Plan”), our 1992 Stock Option Plan (the “1992 Plan”), our 1994 Outside Directors Stock Option Plan (the “Directors Plan”), and our 1996 Nonstatutory Stock Option Plan (the “1996 Plan”, and together with the 2006 Plan, 2002 Plan, 1992 Plan and the Directors Plan, the “predecessor plans”). The 1992 Plan, 1996 Plan and the Directors Plan previously expired, while the 2002 Plan and the 2006 Plan have been terminated as of the date of the annual meeting. On January 26, 2010, the Board of Directors terminated the 2002 Plan and the 2006 Plan.
Under the 2010 Plan, we will be authorized to issue up to 32,300,000 shares, increased by not more than 10,000,000 shares comprised of:
•	the aggregate number of shares of stock that remain available for the future grant of awards under the 2002 Plan and the 2006 Plan immediately prior to their termination; and

•	the number of shares subject to that portion of any option or other award outstanding pursuant to a predecessor plan which expires or is forfeited for any reason after the date of the annual meeting (adjusted in the case of full value awards forfeited under the 2006 Plan by a 1.20-to-one full value award share ratio).
A description of the material terms of the 2010 Plan was set forth under the heading “Proposal No. 3: Approval of the 2010 Equity Incentive Plan” in the Company’s definitive Proxy Statement, dated December 18, 2009 and is incorporated herein by reference (the “Proxy Statement”). The description of the 2010 Plan is qualified in its entirety by reference to the full text of the 2010 Plan, a copy of which is incorporated by reference hereto as set forth below.
On January 26, 2010, we filed a registration statement on Form S-8 with the Securities and Exchange Commission registering the shares issuable pursuant to the 2010 Plan. A copy of the 2010 Plan is incorporated herein from exhibit 99.1 to the registration statement on Form S-8 (SEC No. 333-164532) filed on January 26, 2010.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
(e)
See the disclosure under item 1.01 regarding the adoption of the 2010 Plan. Participants under the 2010 Plan will include executive officers and directors of the Company. Following the Annual Meeting and the filing of the registration statement on Form S-8 on January 26, 2010, the Company’s non-employee members of the Board were each automatically granted an annual award of 24,000 shares of restricted stock in accordance with the policies previously adopted by the Compensation Committee of the Board of Directors regarding non-employee director equity compensation. Each annual restricted stock award vests on the day immediately preceding the first annual meeting occurring after the date of grant of the annual award; accordingly, the grant made automatically on January 26, 2010 will vest on the day immediately preceding our next annual meeting. The Board members who received this award were: Glen M. Antle, Brian R. Bachman, Hans Geyer, J. Carl Hsu, and Raymond K. Ostby. The awards made to Mr. Antle and Mr. Geyer will accelerate in full upon the closing of the Acquisition defined below.
The Compensation Committee has revised the policy regarding equity awards to non-employee directors, effective following completion of the acquisition by the Company of the television systems and set-top box business lines (the “Acquisition”) from NXP B.V. (“NXP”) as set forth in the Share Exchange Agreement between the Company and NXP dated October 4, 2009 (the “SEA”).

As a result of this change in policy, each person serving as a non-employee director after the closing date of the Acquisition shall be granted, pursuant to the 2010 Plan, automatically and without further action of the Board of Directors or the Compensation Committee, on the first business day of each calendar quarter, a fully vested quarterly stock grant of such number of shares determined by the Company’s stock price as quoted on the NASDAQ Global Select Market on the last business day of the immediately prior quarter, equal to $30,000, capped at an award of 10,000 shares per quarter. Any difference between $30,000 and the value of the 10,000 shares on the date of grant, if less than $30,000, will be paid in cash to each non-employee director. The stock awards to be made on April 1, 2010 to Messrs. Bachman, Courtney, Hsu and Ostby pursuant to this changed policy, as continuing designated directors of the Board following the closing of the Acquisition, for service to the Board for the period July 1, 2009 through June 30, 2010, shall be reduced to an amount equal to $30,000 less 1/4 of the value of the 24,000 share grant awarded following January 26, 2010 as described above, with the full quarterly stock grant to commence with the grant to be made on July 1, 2010 as set forth above.
Item 5.03 Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year
On January 25, 2010, the stockholders of the Company approved an amendment to the restated Certificate of Incorporation of the Company providing for the amendment to our Certificate of Incorporation to increase the number of authorized shares of common stock from 95,000,000 to 250,000,000. Accordingly, Section A of Article Fourth of our Certificate of Incorporation, as amended, was amended to read as follows:
“The total number of shares of all classes of stock which the Corporation shall have authority to issue is two hundred and fifty million, five hundred thousand (250,500,000), which consists of two hundred fifty million (250,000,000) shares of common stock with par value of $.001 per share and five hundred thousand (500,000) shares of Preferred Stock with par value of $.001 per share.”
A copy of the Certificate of Amendment as filed with the Delaware Secretary of State on January 25, 2010 effecting this change is attached hereto as Exhibit 3.6 and incorporated herein.
Item 8.01 Other Events.
On January 25, 2010, the Annual Meeting was held pursuant to the Notice of Annual Meeting of Stockholders mailed to all stockholders of the Company as of December 10, 2009. There were 70,552,260 shares of common stock outstanding and entitled to vote at the Annual Meeting, of which 62,332,269, or 88% were present in person or represented by proxy at the Annual Meeting, representing a quorum. At the meeting, stockholders approved the following proposals, as described in the Proxy Statement:
1.	To approve the issuance of newly issued shares of Trident common stock to NXP in connection with the Acquisition, equal to 60% of the total outstanding shares of Trident common stock after giving effect to the share issuance to NXP.

	Shares	Percent
For	46,588,006	74.75%
Against	894,416	1.44%
Abstain	50,717	0.08%
Broker non-votes	14,789,130
2.	To approve the Amendment to the Certificate of Incorporation of Trident, as amended, to increase the number of authorized shares of common stock from 95 million to 250 million.

	Shares	Percent
For	45,994,837	65.19%
Against	1,491,905	2.11%
Abstain	46,397	0.07%
Broker non-votes	14,789,130

3.	To approve the 2010 Plan.

	Shares	Percent
For	42,422,309	68.07%
Against	5,503,524	8.11%
Abstain	57,306	0.09%
Broker non-votes	14,789,130
4.	To approve a voluntary program that will permit eligible employees to exchange certain outstanding stock options that are “underwater” for a lesser number of shares of restricted stock or restricted stock units to be granted under the 2010 Plan.

	Shares	Percent
For	37,337,040	59.91%
Against	10,132,549	16.26%
Abstain	62,950	0.10%
Broker non-votes	14,789,130
5.	To elect the following two (2) directors to Class II of the Board of Directors, each to hold office for a three year term and until the earliest of our annual meeting of stockholders to be held following our fiscal year ending December 31, 2011, his removal, or his resignation.

	Votes Cast For	Votes Withheld
Brian R. Bachman	44,047,466	3,485,673
J. Carl Hsu	44,062,516	3,470,623
6.	To ratify the appointment of PricewaterhouseCoopers LLP as Trident’s independent registered public accounting firm for the fiscal year ending December 31, 2009.

	Shares	Percent
For	61,362,917	98.46%
Against	782,753	1.26%
Abstain	176,599	0.28%
Broker non-votes	0
7.	The proposal to approve the adjournment of the annual meeting, if necessary, to solicit additional proxies was approved, but was moot.
Each of these proposals set forth above was approved. Completion of the Acquisition remains subject to a number of conditions, and is expected to close on February 8, 2010.
On January 26, 2010, the Company issued a press release announcing the results of the Annual Meeting. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
     (c) Exhibits.

Exhibit
No.	Description
Exhibit 3.6	Certificate of Amendment to Restated Certificate of Incorporation.
Exhibit 99.1	Press Release dated January 26, 2010 Announcing Results of Annual Meeting

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 27, 2010 TRIDENT MICROSYSTEMS, INC.
/s/ David L. Teichmann
David L. Teichmann
Senior Vice President, General Counsel & Corporate Secretary

5